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                                  SCHEDULE 14A
                                 (RULE 14A-101)
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

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|_| Preliminary Proxy Statement      |_| Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|_| Definitive Proxy Statement
|_| Definitive Additional Materials
|X| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           Cornerstone Properties Inc.
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                  (Name of Registrant as Specified In Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         THE FOLLOWING IS A PRESS RELEASE DISSEMINATED BY CORNERSTONE PROPERTIES
INC. ON MARCH 8, 2000.

                                    * * * * *

THIS DOCUMENT IS ALSO AVAILABLE ONLINE AT:

WWW.CSTONEPROP.COM/NEWS/2000/MAR8A.HTM

FOR IMMEDIATE RELEASE

CORNERSTONE PROPERTIES ANNOUNCES DISTRIBUTION

Declares $0.20 Per Share Distribution For Two-Month Period to be Consistent with Equity Office Properties' Payment Schedule

NEW YORK, NEW YORK (March 8, 2000) . . . Cornerstone Properties Inc. (NYSE:CPP) announced today that the Company's Board of Directors has declared a distribution for February/March 2000 in the amount of $0.20 per share. This represents a pro-rated amount of its recently increased dividend rate of $0.31 per share. The distribution will be payable on April 14, 2000 to stockholders of record as of March 31, 2000. This distribution makes Cornerstone Properties' distribution schedule consistent with that of Equity Office Properties, with which, as previously announced, Cornerstone entered into a merger agreement on February 11, 2000. It is anticipated that the Company will resume its regular quarterly distributions and will pay a $0.31 per share distribution to shareholders of record as of June 30, 2000. If the merger closes prior to June 30, 2000, stockholders will receive distributions from Equity Office Properties based on EOP's current distribution schedule.

         Cornerstone Properties is a fully-integrated real estate investment trust (REIT) with a full range of development, acquisition, management and leasing capabilities. On February 11, 2000, Cornerstone announced that it entered into an agreement and plan of merger with Equity Office Properties Trust (NYSE:EOP). (See release at www.cstoneprop.com/news). The Company currently owns 84 Class A office properties throughout the U.S. totaling over 17 million square feet and has an additional $884 million of projects under development. The properties are located in the major suburban markets and central business districts of Seattle, Northern and Southern California, Minneapolis, Chicago, Boston, New York, Washington, D.C. and Atlanta. For more information visit the Cornerstone Properties website at http://www.cstoneprop.com/. To sign up for our press release e-mail list, go to http://www.cstoneprop.com/e-mail.

         This press release contains forward-looking statements within the meaning of the Federal securities laws. The forward-looking statements herein include statements about the proposed merger with Equity Office Properties Trust. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy, that could cause the actual results, performance or achievements of Cornerstone to differ materially from those reflected in such forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described herein: failure of the stockholders of Cornerstone or Equity Office to approve the merger, delays in consummating the merger and the inability to obtain, or meet conditions imposed for, governmental approvals of the merger. Information contained in this press release regarding current and future market conditions is base on Cornerstone's assessment of real estate markets as of this date and is subject to the uncertainties inherent in such an assessment. In particular, but not exclusively, national and regional economic conditions, the rate of new construction, and demand and supply in a given market will affect leasing activity, projected rents and the cost of lease renewals. Please see our periodic SEC reports, including our SEC 10-Q and 10-K filings, for a description of certain of these risks and uncertainties. Cornerstone is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

         Investors should read the joint proxy statement/prospectus regarding the proposed merger with
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Equity Office Properties Trust when it becomes available because it will contain important information. Investors may obtain a free copy of the joint proxy statement/prospectus when it is available from the SEC website at www.sec.gov. The joint proxy statement/prospectus may also be obtained for free by directing a request to Cornerstone Properties Inc., Tower 56, 126 East 56th Street, New York, NY 10022, Attn: Corporate Secretary, telephone: (212) 605-7100.

         The identity of persons who, under SEC rules, may be considered "participants in the solicitation" in connection with the proposed merger, and a description of their ownership interests in Cornerstone, is available in a filing on Schedule 14A made by Cornerstone on February 18, 2000, and available on the SEC website or at the address above.

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                      FOR ADDITIONAL INFORMATION, CONTACT:

Kevin P. Mahoney
Senior Vice President and Chief Financial Officer
212/605-7142
Jennifer R. Wall
Vice President, Investor Relations
212/605-7136, investor@cstoneprop.com